Exhibit 99.1

Hanger Reports Third Quarter 2019 Financial Results

AUSTIN, Texas, November 7, 2019 - Hanger, Inc. (NYSE: HNGR), a leading provider of orthotic and prosthetic (O&P) patient care services and solutions, today announced its financial results for the third quarter and nine months ended September 30, 2019.

Financial Highlights for the Third Quarter of 2019

•                  Net revenue was $279.6 million for the three months ended September 30, 2019, compared to $262.9 million for the same period in 2018, reflecting an increase of 6.3 percent. Within the Patient Care segment, net same clinic revenue on a day-adjusted basis grew by 2.1 percent.

•                  GAAP net income totaled $5.7 million for the three months ended September 30, 2019, compared to $4.4 million for the same period in 2018. GAAP income from operations was $17.4 million for the quarter compared to $15.9 million for the same period in 2018.

•                  Adjusted EBITDA was $32.6 million in the third quarter, compared to $31.1 million for the same period in 2018, reflecting an increase of $1.5 million or 4.8 percent. Growth in Adjusted EBITDA was driven by increased Patient Care segment revenue and contribution margin, which was partially offset by a decrease in contribution from the Products & Services segment, as well as an increase in Corporate & Other costs.

•                  GAAP diluted earnings per share was $0.15 for the third quarter of 2019, compared to $0.12 for the same period in 2018. Adjusted diluted earnings per share was $0.25 for the three months ended September 30, 2019, compared to $0.22 for the same period in 2018, which reflected an increase of 13.6 percent.

•                  The Company reaffirms its 2019 financial outlook (see “2019 Outlook” within this release).

Vinit Asar, President and Chief Executive Officer of Hanger, Inc., stated, “We are pleased with the solid revenue growth our Patient Care segment achieved in the third quarter.  Our results reflected same clinic revenue growth of 2.1 percent which was driven by a 4.0 percent rate of growth in prosthetics. When coupled with the effect of acquisitions, this segment achieved a 7.9 percent overall rate of growth. With nine months of the year completed, we are continuing to execute within the mid-range of our financial outlook for 2019.”

Complete reconciliations of GAAP to non-GAAP financial measures are provided in the tables located at the end of this press release.

Segment Results for Three Months Ended September 30, 2019

Patient Care Segment

For the three months ended September 30, 2019, Patient Care net revenue was $230.9 million, an increase of $16.9 million or 7.9 percent, compared to the same period in 2018. Total revenue growth for the segment includes $8.5 million of revenue from O&P clinics acquired in late 2018 and early 2019, net of consolidations and closures.

Net same clinic revenue on a day-adjusted basis grew by 2.1 percent during the quarter. Revenue from prosthetics, excluding acquisitions, increased 4.0 percent in the quarter on a day-adjusted basis. Net revenue from orthotics, excluding acquisitions, was consistent with the same period in 2018 on a day-adjusted basis as growth in orthotics was offset by a modest decline in shoes and inserts. Prosthetics comprised 55.0 percent of Patient Care segment net revenue during the third quarter of 2019 as compared with 54.0 percent during the same period in 2018.

Income from operations in the Patient Care segment was $36.1 million during the third quarter of 2019, reflecting growth of $3.6 million compared to the $32.5 million reported in the prior year. Adjusted EBITDA for the segment was $42.2 million, which reflected a $4.0 million or 10.4 percent increase compared to the prior year period. Adjusted EBITDA margin in the segment totaled 18.3 percent compared to 17.8 percent during the third quarter of 2018. Margin growth was driven by flow-through from the year-over-year increase in revenue, partially offset by higher materials costs and an increase in other expenses.

Products & Services Segment

For the three months ended September 30, 2019, Products & Services net revenue totaled $48.7 million, which was generally consistent with the same period in 2018. Revenue from the distribution of O&P componentry increased by $1.9 million, or 5.7 percent, and this growth was offset by a $2.1 million decrease in revenue from therapeutic solutions.

Income from operations for the Products & Services segment decreased by $1.7 million to $5.1 million in the third quarter of 2019 compared to the same period in 2018. Adjusted EBITDA for the Products & Services segment was $8.1 million for the third quarter of 2019, which reflected a $1.6 million decrease compared with the same period of 2018. The decline in therapeutic solutions revenue as well as lower margins within O&P distribution impacted segment earnings in the quarter.

Corporate & Other

The loss from operations relating to corporate and other activities increased by $0.4 million to $23.8 million for the quarter ended September 30, 2019 compared to the same period in 2018. The increase in Corporate & Other expenses relates to costs associated with the initial planning and design for the implementation of new financial and supply chain systems.

Excluding the effect of depreciation and amortization, excess third party professional fees, non-cash equity compensation expense and certain acquisition-related expenses, the net cost of corporate and other activities increased by $0.9 million to $17.6 million in the third quarter of 2019.

Net Income; Interest Expense

Interest expense totaled $9.0 million in each of the three month periods ended September 30, 2019 and 2018.

For the three months ended September 30, 2019, net income was $5.7 million compared with $4.4 million the same period in 2018. For the three months ended September 30, 2019, GAAP diluted earnings per share was $0.15, compared to $0.12 per share in 2018. Adjusted diluted earnings per share was $0.25 for the three months ended September 30, 2019, compared to $0.22 per share for the same period in 2018.

Financial Highlights for the Nine Months Ended September 30, 2019

Net revenue was $797.2 million for the nine months ended September 30, 2019, compared to $763.9 million for the same period of 2018, reflecting net revenue growth of 4.4 percent. For the nine month period, acquisitions that occurred in late 2018 and early 2019 contributed $19.1 million to net revenue, net of consolidations and closures.

Patient Care net revenue grew $32.0 million, or 5.1 percent, for the year-to-date period to $652.7 million. Net same clinic revenue on a day-adjusted basis for the first nine months of 2019 totaled 1.8 percent. Revenue from prosthetics increased by 2.7 percent on a day-adjusted basis, while orthotics revenue increased by 0.7 percent also on a day-adjusted basis.

Products & Services segment net revenue grew $1.3 million, or 0.9 percent, driven by growth of $6.8 million in distribution services, offset by a $5.5 million decrease in revenue from therapeutic solutions.

GAAP net income was $8.8 million for the nine months ended September 30, 2019, compared to a $5.3 million net loss for the same period in 2018. Results for the year-to-date period ending September 30, 2018 included a $17.0 million pre-tax loss on the extinguishment of debt related to the Company’s March

2018 refinancing, which was partially offset by a $3.7 million one-time gain related to favorable settlements.

Adjusted EBITDA of $81.9 million for the first nine months of 2019 compares with the $81.0 million reported in the prior year period.

For the nine months ended September 30, 2019, GAAP diluted earnings per share was $0.23, compared to a loss of $0.14 per share in 2018. Adjusted diluted earnings per share was $0.45 for the first nine months of 2019, compared to $0.38 per share for the same period in 2018.

Net Cash Provided by Operating Activities; Liquidity

Cash flows provided by operating activities for the three months ending September 30, 2019 were $23.5 million compared to $20.3 million for the same period in 2018.

On September 30, 2019, the Company had liquidity of $144.8 million, comprised of $49.9 million in cash and cash equivalents, and $94.8 million in available borrowing capacity under its revolving credit facility, compared to liquidity of $133.0 million on June 30, 2019.

2019 Outlook

Based on year-to-date results, the Company reaffirms its full-year 2019 net revenue and Adjusted EBITDA outlook of:  Revenue in a range between $1.075 billion and $1.105 billion, and Adjusted EBITDA in a range between $121 million and $126 million. The Company plans to provide its financial outlook for 2020 when it reports its fourth quarter and full year 2019 results in March 2020.

This financial outlook for 2019 does not incorporate contributions from potential future acquisitions. Adjusted EBITDA is provided on a non-GAAP basis only because a reconciliation to the most comparable GAAP financial measure, net income, is not available without unreasonable effort due to the unpredictable nature of reconciling items that render such a reconciliation not meaningful for investors.

Conference and Webcast Details

The Company’s management team will host a conference call tomorrow, Friday, November 8, at 8:30 a.m. Eastern time to discuss the Company’s third quarter 2019 financial results and business outlook.

To participate, dial 866-270-1533 or 412-317-0797 outside the U.S. and Canada, and ask to be joined into the Hanger, Inc. call. A live webcast, replay of the call and earnings release, will be available on the Company’s Investor Relations website: investor.hanger.com/financial-reporting.

Additional Notes

A reconciliation of GAAP and non-GAAP financial results is included in the tables provided at the back of this press release. The Company has provided certain supplemental key statistics relating to its results for certain prior periods. These key statistics are non-GAAP measures used by the Company’s management to analyze the Company’s business results that are being provided for informational and analytical context.

Accompanying supplemental information will be posted to the Investor Relations section of Hanger’s web site at www.hanger.com/investors.

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (NYSE: HNGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions. Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with approximately 800 patient care locations nationwide. Through its Products & Services segment, Hanger distributes O&P devices, products and components, and provides rehabilitative solutions. With over 150 years of clinical excellence and innovation, Hanger’s vision is to lead the orthotic & prosthetic markets by providing superior patient care, outcomes, services and value. For more information on Hanger, visit www.hanger.com.

This press release contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward looking statements.”  These forward-looking statements are often identified by the use of forward-looking terminology such as “preliminary,” “intends,” “expects,” “plans,” “anticipates,” “believes,” “views” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk of its identified material weaknesses in the Company’s internal control over financial reporting adversely affecting its ability to report its financial condition and results of operations in a timely and accurate manner; any litigation relating to the Company’s accounting practices, financial statements and other financial data, periodic reports or other corporate actions; changes in the demand for the Company’s O&P products and services; uncertainties relating to the results of operations or recently acquired O&P patient care clinics; the Company’s ability to enter into and derive benefits from managed-care contracts; the Company’s ability to successfully attract and retain qualified O&P clinicians; federal laws governing the health care industry; uncertainties inherent in investigations and legal proceedings; governmental policies affecting O&P operations; and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission. The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SOURCE Hanger, Inc.

Investor Relations Contacts:

Thomas Kiraly, Executive Vice President and Chief Financial Officer, Hanger, Inc.

512-777-3600

tkiraly@hanger.com

Seth Frank, Vice President, Treasury and Investor Relations, Hanger, Inc.

512-777-3573

sfrank@hanger.com

###

Table 1

Hanger, Inc.

Condensed Consolidated Statements of Operations

(Unaudited - in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenues	$279,638	$262,946	$797,155	$763,907
Material costs	92,034	84,805	261,810	247,677
Personnel costs	94,594	90,853	272,795	266,515
Other operating costs	32,771	30,999	100,067	92,631
General and administrative expenses	29,834	28,308	87,474	80,467
Professional accounting and legal fees	3,629	3,107	9,576	12,189
Depreciation and amortization	9,373	8,950	26,906	27,552
Income from operations	17,403	15,924	38,527	36,876
Interest expense, net	8,954	8,939	25,973	28,519
Loss on extinguishment of debt	—	—	—	16,998
Non-service defined benefit plan expense	173	176	519	528
Income (loss) before income taxes	8,276	6,809	12,035	(9,169)
Provision (benefit) for income taxes	2,585	2,440	3,260	(3,848)
Net income (loss)	$5,691	$4,369	$8,775	$(5,321)

Basic and Diluted Per Common Share Data:
Basic earnings (loss) per share	$0.15	$0.12	$0.24	$(0.14)
Weighted average shares used to compute basic earnings per common share	37,349,144	36,856,881	37,218,234	36,716,568

Diluted earnings (loss) per share	$0.15	$0.12	$0.23	$(0.14)
Weighted average shares used to compute diluted earnings per common share	37,986,860	37,556,594	37,921,767	36,716,568

Table 2

Hanger, Inc.

Condensed Consolidated Balance Sheets

(Unaudited - in thousands)

	As of September 30,	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$49,947	$95,114
Accounts receivable, net	145,378	143,986
Inventories	75,693	67,690
Income taxes receivable	—	379
Other current assets	14,615	18,731
Total current assets	285,633	325,900
Non-current assets:
Property, plant and equipment, net	84,490	89,489
Goodwill	226,348	198,742
Other intangible assets, net	17,985	15,478
Deferred income taxes	68,581	65,635
Operating lease right-of-use assets	109,838	—
Other assets	8,537	7,766
Total assets	$801,412	$703,010

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$8,619	$8,583
Accounts payable	53,831	55,797
Accrued expenses and other current liabilities	55,908	51,783
Accrued compensation related costs	39,633	55,111
Current portion of operating lease liabilities	32,437	—
Total current liabilities	190,428	171,274

Long-term liabilities:
Long-term debt, less current portion	488,620	502,090
Operating lease liabilities	88,719	—
Other liabilities	47,851	51,570
Total liabilities	815,618	724,934

Shareholders’ deficit:
Common stock	375	371
Additional paid-in capital	350,579	343,955
Accumulated other comprehensive loss	(13,777)	(4,531)
Accumulated deficit	(350,687)	(361,023)
Treasury stock, at cost	(696)	(696)
Total shareholders’ deficit	(14,206)	(21,924)
Total liabilities and shareholders’ deficit	$801,412	$703,010

Table 3

Hanger, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited - in thousands)

	For the Nine Months Ended September 30,
	2019	2018
Cash flows provided by operating activities:
Net income (loss)	$8,775	$(5,321)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,906	27,552
Amortization of right-of-use assets	27,657	—
Provision (benefit) for doubtful accounts	284	(578)
Stock-based compensation expense	10,089	9,573
Deferred income taxes	(723)	(4,114)
Amortization of debt discounts and issuance costs	1,202	2,453
Loss on extinguishment of debt	—	16,998
Gain on sale and disposal of fixed assets	(1,200)	(2,537)
Changes in operating assets and liabilities:
Accounts receivable, net	1,914	14,464
Inventories	(6,310)	(3,463)
Other current assets and other assets	(1,769)	1,770
Income taxes	2,613	11,356
Accounts payable	(1,751)	5,680
Accrued expenses and other current liabilities	(2,144)	(13,061)
Accrued compensation related costs	(15,583)	(20,650)
Other liabilities	(1,736)	(2,963)
Operating lease liabilities	(28,279)	—
Net cash provided by operating activities	19,945	37,159
Cash flows used in investing activities
Purchase of property, plant, and equipment	(20,262)	(16,435)
Purchase of therapeutic program equipment leased to third parties under operating leases	(5,165)	(6,390)
Acquisitions, net of cash acquired	(31,585)	—
Purchase of company-owned life insurance investment	—	(598)
Proceeds from sale of property, plant and equipment	2,181	3,583
Net cash used in investing activities	(54,831)	(19,840)
Cash flows (used in) provided by financing activities
Borrowings under term loan, net of discount	—	501,467
Repayment of term loan	(3,788)	(434,400)
Borrowings under revolving credit agreement	—	3,000
Repayments under revolving credit agreement	—	(8,000)
Payment of employee taxes on stock-based compensation	(3,710)	(2,568)
Payment on seller notes	(2,688)	(2,116)
Payment of financing lease obligations	(344)	(942)
Payment of debt issuance costs	—	(6,757)
Payment of debt extinguishment costs	—	(8,436)
Proceeds from exercise of options	249	—
Net cash (used in) provided by financing activities	(10,281)	41,248
(Decrease) increase in cash, cash equivalents, and restricted cash	(45,167)	58,567
Cash, cash equivalents, and restricted cash, at beginning of period	95,114	4,779
Cash, cash equivalents, and restricted cash, at end of period	$49,947	$63,346

Reconciliation of Cash, Cash Equivalents, and Restricted Cash:
Cash and cash equivalents, at beginning of period	$95,114	$1,508
Restricted cash, at beginning of period	—	3,271
Cash, cash equivalents, and restricted cash, at beginning of period	$95,114	$4,779

Cash and cash equivalents, at end of period	$49,947	$61,035
Restricted cash, at end of period	—	2,311
Cash, cash equivalents, and restricted cash, at end of period	$49,947	$63,346

Table 4

Hanger, Inc.

Segment Information:  Revenue, EBITDA and Adjusted EBITDA

(Unaudited - in thousands)

EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses, certain expenses incurred in connection with our acquisitions, and certain other charges.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures. Additionally, we utilize these measures to assess our operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018

Net Revenue (a)
Patient Care	$230,931	$214,080	$652,700	$620,745
Products & Services	48,707	48,866	144,455	143,162
Net revenue	$279,638	$262,946	$797,155	$763,907

EBITDA (b)
Patient Care	$41,073	$37,153	$107,658	$99,162
Products & Services	7,834	9,403	21,995	27,740
Corporate & Other	(22,131)	(21,682)	(64,220)	(62,474)
EBITDA (Non-GAAP)	$26,776	$24,874	$65,433	$64,428

Adjusted EBITDA (b)
Patient Care	$42,160	$38,176	$110,929	$102,424
Products & Services	8,070	9,641	22,721	28,083
Corporate & Other	(17,594)	(16,680)	(51,761)	(49,491)
Adjusted EBITDA (Non-GAAP)	$32,636	$31,137	$81,889	$81,016

(a) Excludes intersegment revenue.

(b) EBITDA and Adjusted EBITDA are “Non-GAAP” measures. Please refer to both Table 6 and Table 7 for a reconciliation of these measures to GAAP net income.

Table 5

Hanger, Inc.

Reconciliation of Net Income (Loss) and Earnings (Loss) Per Share to

Adjusted Net Income and Adjusted Earnings Per Share

(Unaudited - in thousands, except share and per share amounts)

Earnings Per Share (or “EPS”) is defined as net income divided by our diluted common shares during the applicable period. Adjusted EPS is defined as EPS adjusted for impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, severance expenses, certain expenses incurred in connection with our acquisitions, and certain other charges.

We utilize Adjusted EPS to assess our operating and financial performance. We believe that this measure enhances a user’s understanding of normal operating results excluding certain charges.

Adjusted EPS is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of Adjusted EPS is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. Adjusted EPS may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018

Net income (loss) - as reported (GAAP)	$5,691	$4,369	$8,775	$(5,321)

Adjustments:
Amortization expense	1,561	1,497	3,917	5,264
Third-party professional fees	2,136	2,230	5,530	8,870
Loss on extinguishment of debt	—	—	—	16,998
Acquisition-related expenses	350	—	848	—
Disaster recovery / unclaimed property settlement	—	—	—	(3,729)
Severance expenses	—	366	(11)	366
Adjustments prior to tax effect	$4,047	$4,093	$10,284	$27,769

Tax effect of specified adjustments (a)	(373)	(176)	(2,097)	(8,312)
Adjustments after taxes	3,674	3,917	8,187	19,457

Adjusted net income (Non-GAAP)	$9,365	$8,286	$16,962	$14,136

Basic earnings (loss) per share - as reported (GAAP)	$0.15	$0.12	$0.24	$(0.14)
Effect of above listed specified adjustments	0.10	0.10	0.22	0.53
Adjusted basic earnings per share - as reported (Non-GAAP)	$0.25	$0.22	$0.46	$0.39

Diluted earnings (loss) per share - as reported (GAAP)	$0.15	$0.12	$0.23	$(0.14)
Effect of above listed specified adjustments	0.10	0.10	0.22	0.52
Adjusted diluted earnings per share - as reported (Non-GAAP)	$0.25	$0.22	$0.45	$0.38

Shares used to compute basic earnings (loss) per share	37,349,144	36,856,881	37,218,234	36,716,568
Shares used to compute diluted earnings (loss) per share	37,986,860	37,556,594	37,921,767	37,397,012

(a) “Tax effect of specified adjustments” reflects the difference between the Company’s effective provision for taxes and the application of a combined federal and state statutory tax rate of 24% for the 2019 and 2018 periods to the Company’s earnings from operations before taxes, after the incorporation of the identified above adjustments.

Table 6

Hanger, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(Unaudited - in thousands)

EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses, certain expenses incurred in connection with our acquisitions, and certain other charges.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures. Additionally, we utilize these measures to assess our operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018

Net income (loss) - as reported (GAAP)	$5,691	$4,369	$8,775	$(5,321)

Adjustments to calculate EBITDA:
Depreciation and amortization	9,373	8,950	26,906	27,552
Interest expense, net	8,954	8,939	25,973	28,519
Loss on extinguishment of debt	—	—	—	16,998
Non-service defined benefit plan expense	173	176	519	528
Provision (benefit) for income taxes	2,585	2,440	3,260	(3,848)
Adjustments - net income (loss) to EBITDA	21,085	20,505	56,658	69,749
EBITDA (Non-GAAP)	26,776	24,874	65,433	64,428

Further adjustments to calculate Adjusted EBITDA:
Third-party professional fees	2,136	2,230	5,530	8,870
Equity-based compensation	3,374	3,667	10,089	9,573
Acquisition-related expenses	350	—	848	—
Disaster recovery / unclaimed property settlement	—	—	—	(2,221)
Severance expenses	—	366	(11)	366
Further adjustments - EBITDA to Adjusted EBITDA	5,860	6,263	16,456	16,588
Adjusted EBITDA (Non-GAAP)	$32,636	$31,137	$81,889	$81,016

Table 7

Hanger, Inc.

Segment Reconciliation of Income From Operations to EBITDA and Adjusted EBITDA

(Unaudited - in thousands)

EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses, certain expenses incurred in connection with our acquisitions, and certain other charges.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures. Additionally, we utilize these measures to assess our operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Patient Care
Income from operations - as reported (GAAP)	$36,130	$32,502	$93,661	$84,615
Depreciation & amortization	4,943	4,651	13,997	14,547
EBITDA (Non-GAAP)	41,073	37,153	107,658	99,162
Further adjustments to calculate Adjusted EBITDA:
Equity-based compensation	1,087	1,023	3,282	3,262
Severance expenses	—	—	(11)	—
Further adjustments - EBITDA to Adjusted EBITDA	1,087	1,023	3,271	3,262
Adjusted EBITDA (Non-GAAP)	42,160	38,176	110,929	102,424

Products & Services
Income from operations - as reported (GAAP)	5,111	6,839	14,133	20,171
Depreciation & amortization	2,723	2,564	7,862	7,569
EBITDA (Non-GAAP)	7,834	9,403	21,995	27,740
Further adjustments to calculate Adjusted EBITDA:
Equity-based compensation	236	238	726	343
Severance expenses	—	—	—	—
Further adjustments - EBITDA to Adjusted EBITDA	236	238	726	343
Adjusted EBITDA (Non-GAAP)	8,070	9,641	22,721	28,083

Corporate & Other
Loss from operations - as reported (GAAP)	(23,838)	(23,417)	(69,267)	(67,910)
Depreciation & amortization	1,707	1,735	5,047	5,436
EBITDA (Non-GAAP)	(22,131)	(21,682)	(64,220)	(62,474)
Further adjustments to calculate Adjusted EBITDA:
Third-party professional fees	2,136	2,230	5,530	8,870
Equity-based compensation	2,051	2,406	6,081	5,968
Acquisition related expenses	350	—	848	—
Disaster recovery / unclaimed property settlement	—	—	—	(2,221)
Severance expenses	—	366	—	366
Further adjustments - EBITDA to Adjusted EBITDA	4,537	5,002	12,459	12,983
Adjusted EBITDA (Non-GAAP)	(17,594)	(16,680)	(51,761)	(49,491)
Total Adjusted EBITDA (Non-GAAP)	$32,636	$31,137	$81,889	$81,016

Table 8

Hanger, Inc.

Indebtedness

(Unaudited - in thousands)

	As of September 30,	As of December 31,
	2019	2018
Debt:
Term Loan B	$497,425	$501,213
Seller notes	7,138	4,506
Financing leases and other	1,192	14,361
Total debt before unamortized discount and debt issuance costs	505,755	520,080
Unamortized discount and debt issuance costs, net	(8,516)	(9,407)
Total debt	$497,239	$510,673

Current portion of long-term debt:
Term Loan B	$5,050	$5,050
Seller notes	3,152	2,513
Financing leases and other	417	1,020
Total current portion of long-term debt	8,619	8,583
Long-term debt:	$488,620	$502,090

Net indebtedness:
Total debt before unamortized discount and debt issuance costs	505,755	520,080
Cash and cash equivalents	(49,947)	(95,114)
Net indebtedness	$455,808	$424,966

Table 9

Hanger, Inc.

Key Operating Metrics

	As of and For the Three Months Ended September 30,		As of and For the Nine Months Ended September 30,
	2019	2018	2019	2018

Same clinic revenue:
Growth rate on net revenue	3.7%	2.1%	1.8%	1.7%
Growth rate day adjusted (a)	2.1%	0.5%	1.8%	1.1%

Clinical locations:
Patient care clinics	695	677
Satellite clinics	106	109
Total clinical locations	801	786

(a) Same Clinic Revenue per Day - Same Clinic Revenue per Day normalizes revenue for the number of days a clinic was open in each comparable period. These measures are both non-GAAP and unaudited.